Exhibit 4.4

AGREEMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE (the “Agreement”), dated as of April 28, 2016 by and among Approach Resources Inc. duly organized and existing under the laws of the State of Delaware and having its principal office at One Ridgmar Centre, 6500 West Freeway, Suite 800, Fort Worth, Texas 76116 (the “Company”), Wells Fargo Bank, National Association, a national banking association duly organized and existing under the laws of the United States of America and having a corporate trust office at 750 North St. Paul Place, Suite 1750, Dallas, Texas 75201 (“Resigning Trustee”) and Wilmington Trust, National Association, a national banking association duly organized and existing under the laws of the United States of America and having a corporate trust office at 15950 North Dallas Parkway, Suite 550, Dallas, Texas 75248 (“Successor Trustee”).

RECITALS:

WHEREAS, there are currently $230,320,000 aggregate principal amount of the Company’s 7.00% Senior Notes due 2021 (the “Securities”) outstanding under an Indenture, dated as of June 11, 2013, and the First Supplemental Indenture dated as of June 11, 2013, by and between the Company and Resigning Trustee (the “Indenture”);

WHEREAS, the Company appointed Resigning Trustee as the trustee (the "Trustee"), security registrar (the "Registrar") paying agent (the "Paying Agent") and custodian of the Global Note (the “Custodian”) under the Indenture;

WHEREAS, Section 710 of the Indenture provides that the Trustee may at any time resign with respect to the Securities by giving written notice of such resignation to the Company, effective upon the acceptance by a successor Trustee of its appointment as a successor Trustee;

WHEREAS, Section 710 of the Indenture provides that, if the Trustee shall resign, the Company, by a Board Resolution, shall appoint a successor Trustee;

WHEREAS, Section 711 of the Indenture provides that any successor Trustee appointed in accordance with the Indenture shall execute, acknowledge and deliver to the Company and to the Resigning Trustee an instrument accepting such appointment under the Indenture, and thereupon the resignation of the Resigning Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of the Resigning Trustee;

WHEREAS, the Resigning Trustee has given written notice to the Company that it is resigning as Trustee, Registrar, Paying Agent and Custodian under the Indenture;

WHEREAS, the Company desires to appoint Successor Trustee as successor Trustee, Registrar, Paying Agent and Custodian to succeed Resigning Trustee in such capacities under the Indenture; and

WHEREAS, Successor Trustee is willing to accept such appointment as successor Trustee, Registrar, Paying Agent and Custodian under the Indenture;

NOW, THEREFORE, the Company, Resigning Trustee and Successor Trustee, for and in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby consent and agree as follows:

THE RESIGNING TRUSTEE

1.1Pursuant to Section 710 of the Indenture, Resigning Trustee has by letter notified the Company that Resigning Trustee is resigning as Trustee, Registrar, Paying Agent and Custodian under the Indenture.

1.2Resigning Trustee hereby represents and warrants to Successor Trustee that:

(a)	The Indenture, and each amendment and supplemental indenture thereto, if any, was validly and lawfully executed and delivered by the Resigning Trustee and is in full force and effect.
(b)	No other amendments or supplemental indentures have been executed except for the First Supplemental Indenture, dated as of June 11, 2013.
(b)

No covenant or condition contained in the Indenture has been waived by Resigning Trustee or, to the best knowledge of Responsible Officers, by the Holders of the percentage in aggregate principal amount of the Securities required by the Indenture to effect any such waiver.

(c)	To the best knowledge of Responsible Officers, there is no action, suit or proceeding pending or threatened against Resigning Trustee before any court or any governmental authority arising out of any act or omission of Resigning Trustee as Trustee under the Indenture.
(d)	As of the Second Effective Date of this Agreement, Resigning Trustee will hold no moneys or property under the Indenture.
(e)

Pursuant to Section 401 of the Indenture, Resigning Trustee has duly authenticated and delivered $250,000,000 aggregate principal amount of Securities, $230,320,000 of which are outstanding as of the Effective Date hereof and interest has been paid through the most recent date on which interest is required to be paid in accordance with the terms of such Securities.

(f)	The registers in which it has registered and transferred registered Securities accurately reflect the amount of Securities issued and outstanding and the amounts payable thereon.
(g)

Each person who so authenticated the Securities was duly elected, qualified and acting as an officer or authorized signatory of Resigning Trustee and empowered to authenticate the Securities at the respective times of such authentication and the signature of such person or persons appearing on such Securities is each such person’s genuine signature.

(h)

This Agreement has been duly authorized, executed and delivered on behalf of Resigning Trustee and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as the enforceability of this Agreement may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditor’s rights or by general principles of equity limiting the availability of equitable remedies.

(i)	No Responsible Officer has received notice from the Company or any Holder that a default or Event of Default has occurred and is continuing,

and no Responsible Officer has actual knowledge that a default or Event of Default has occurred and is continuing under the Indenture.

1.3Effective as of the First Effective Date, Resigning Trustee hereby assigns, transfers, delivers and confirms to Successor Trustee all right, title and interest of Resigning Trustee in and to the trust under the Indenture and all the rights, powers, trusts and duties of the Trustee under the Indenture.    Resigning Trustee shall execute and deliver such further instruments and shall do such other things as Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in Successor Trustee all the rights, powers, trusts and duties hereby assigned, transferred, delivered and confirmed to Successor Trustee as Trustee, Registrar, Paying Agent and Custodian.

1.4Resigning Trustee shall deliver to Successor Trustee, as of or promptly after the First Effective Date hereof, all of the originals, if available, or copies of all documents, materials, information and reports as more fully described and listed on Exhibit A hereto (the “Information”).  The Resigning Trustee further agrees that it will, upon reasonable request of Successor Trustee promptly (a) provide to Successor Trustee any additional information (other than with respect to internal or privileged information) in the possession of the Resigning Trustee relating to the Company, applicable Guarantors, the Notes or any Indenture and (b) reasonably cooperate with Successor Trustee to resolve any issues that arise with respect to the Information.

Successor Trustee shall be entitled to conclusively rely on such Information for all purposes, without further inquiry, verification or independent investigation of any kind, including without limitation for purposes of carrying out its obligations as Trustee and in every other capacity. In addition, Successor Trustee shall have no liability for any failure, inability or delay on its part in performing or observing any duties, obligations or responsibilities in its capacity as a successor hereunder due to or resulting from (a) any delay, failure or inability on the part of the Resigning Trustee in delivering any of the Information and other supplementary materials, or any other deliverable required to be delivered by the Resigning Trustee to Successor Trustee hereunder or (b) any error, inaccuracy or defect contained in such Information.

2

THE COMPANY

2.1The Company hereby accepts the resignation of Resigning Trustee as Trustee, Registrar, Paying Agent and Custodian under the Indenture.

2.2(a) Effective as of the First Effective Date, the Company hereby appoints Successor Trustee as Trustee under the Indenture to succeed to, and hereby vests Successor Trustee with, all the rights, powers, trusts and duties of Resigning Trustee under the Indenture with like effect as if originally named as Trustee under the Indenture. (b) Effective as of the Second Effective Date, the Company hereby appoints Successor Trustee as Registrar, Paying Agent and Custodian.

2.3Promptly after the First Effective Date of this Agreement, the Company shall cause a notice, substantially in the form of Exhibit B annexed hereto, to be sent to each Holder of the Securities in accordance with the provisions of Section 206 of the Indenture.

2.4The Company hereby represents and warrants to Resigning Trustee and Successor Trustee in respect of the Indenture that:

(a)	The Company is a corporation duly and validly organized and existing under the laws of the State of Delaware.
(b)	No other amendments or supplemental indentures have been executed except for the First Supplemental Indenture, dated as of June 11, 2013.
(b)

The Indenture, and each amendment or supplemental indenture thereto, if any, was validly and lawfully executed and delivered by the Company and is in full force and effect and the Securities were validly issued by the Company.

(c)	The Company has performed or fulfilled prior to the date hereof, each covenant, agreement, condition, obligation and responsibility under the Indenture.

(d)	No event has occurred and is continuing which is, or after notice or lapse of time is reasonably foreseeable to become, an Event of Default under the Indenture.
(e)

No covenant or condition contained in the Indenture has been waived by the Company or, to the best of the Company’s knowledge, by Holders of the percentage in aggregate principal amount of the Securities required to effect any such waiver.

(f)

There is no action, suit or proceeding pending or, to the best of the Company’s knowledge, threatened against the Company before any court or any governmental authority arising out of any act or omission of the Company under the Indenture.

(g)

The Company has, by a resolution which was duly adopted by the Board of Directors of the Company, and which is in full force and effect on the date hereof, authorized certain officers of the Company to:  (a) accept Resigning Trustee’s resignation as Trustee, Registrar and Paying Agent under the Indenture; (b) appoint Successor Trustee as Trustee, Registrar and Paying Agent under the Indenture; and (c) execute and deliver such agreements, including, without limitation, this Agreement and other instruments as may be necessary or desirable to effectuate the succession of Successor Trustee as Trustee, Registrar and Paying Agent under the Indenture. Furthermore, this Agreement has been duly authorized, executed and delivered on behalf of the Company and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as the enforceability of this Agreement may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditor’s rights or by general principles of equity limiting the availability of equitable remedies.

(h)	All conditions precedent relating to the appointment of Wilmington Trust, National Association as successor Trustee under the Indenture have been complied with by the Company.

The Company shall execute and deliver such further instruments and shall do such other things as Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in Successor Trustee all the rights, powers, trusts, privileges, immunities, duties and obligations hereby assigned, transferred, delivered and confirmed to Successor Trustee as Trustee, Registrar, Paying Agent and Custodian under the Indenture.

3

THE SUCCESSOR TRUSTEE

3.1Successor Trustee hereby represents and warrants to Resigning Trustee and to the Company that:

(a)	Successor Trustee is not disqualified under the provisions of Section 709 and is eligible under the provisions of Section 709 of the Indenture to act as Trustee under the Indenture.
(b)

This Agreement has been duly authorized, executed and delivered on behalf of Successor Trustee and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as the enforceability of this Agreement may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditor’s rights or by general principles of equity limiting the availability of equitable remedies.

3.2Effective as of the First Effective Date, Successor Trustee hereby accepts its appointment as successor Trustee under the Indenture and accepts the rights, powers, trusts and duties of Resigning Trustee as Trustee under the Indenture, upon the terms and conditions set forth therein, with like effect as if originally named as Trustee under the Indenture.  Effective as of the Second Effective Date, Successor Trustee hereby accepts its appointment as successor Registrar, Paying Agent and Custodian under the Indenture and accepts the rights, powers and duties as Registrar, Paying Agent and Custodian under the Indenture, upon the terms and conditions set forth therein, with like effect as if originally named as Registrar, Paying Agent and Custodian under the Indenture.

3.3References in the Indenture to “Office of the Trustee”, “Corporate Trust Office” or other similar terms shall be deemed to refer to the designated corporate trust office of Successor Trustee, which is presently located at 15950 North Dallas Parkway, Suite 550, Dallas, Texas 75248.

4

MISCELLANEOUS

4.1Except as otherwise expressly provided herein or unless the context otherwise requires, all terms used herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

4.2This Agreement and the resignation, appointment and acceptance effected hereby shall be effective as of the opening of business on April 28, 2016 (the “First Effective Date”); provided, however, that the appointment of the Successor Trustee as Paying Agent, Registrar and Custodian shall be effective as of May 9, 2016(the “Second Effective Date”).

4.3This Agreement does not constitute a waiver or assignment by any of the parties hereto of any obligation or liability which Resigning Trustee may have incurred in connection with its serving as Trustee, Paying Agent, Registrar and Custodian under the Indenture prior to the First Effective Date or Second Effective Date, as applicable, and does not constitute an assumption by Successor Trustee of any liability of Resigning Trustee arising out of any action or inaction of Resigning Trustee, including the performance (or non-performance) of its duties or exercise (or non-exercise) of its rights under the Indenture.  Nothing herein shall be construed to transfer or impose upon Successor Trustee any of the obligations, duties, responsibilities or trusts arising or existing prior to the First Effective Date or Second Effective Date, as applicable, or any liabilities of the Resigning Trustee or obligations of the Resigning Trustee to be performed prior to the First Effective Date or Second Effective Date, as applicable (whether in its capacity as predecessor in any of such capacities or otherwise arising from any actions or omissions of the Wells Fargo Bank, N.A.).

4.4Resigning Trustee hereby acknowledges payment or provision for payment in full by the Company of compensation for all services rendered by Resigning Trustee in its capacity as Trustee, Registrar, Paying Agent and Custodian under applicable provision of the Indenture and reimbursement in full by the Company of the expenses, disbursements and advances incurred or made by Resigning Trustee in its capacity as Trustee, Registrar, Paying Agent and Custodian in accordance with the provisions of the Indenture.  This Agreement does not constitute a waiver or assignment by the Resigning Trustee of any compensation, reimbursement, expenses or indemnity to which it is or may be entitled pursuant to the Indenture.  The Company acknowledges its obligation set forth in the applicable provision of the Indenture to indemnify Resigning Trustee for, and to hold Resigning Trustee harmless against, any loss, liability or expense incurred without gross negligence or bad faith on the part of Resigning Trustee and arising out of or in connection with the acceptance or administration of the trust evidenced by the Indenture.

4.5This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

4.6This Agreement may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.  The exchange of copies of this Agreement and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of the original Agreement for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

4.7The Company acknowledges that, in accordance with Section 326 of the USA Patriot Act, Successor Trustee, in order to help fight the funding of terrorism and prevent money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with Successor Trustee.  The Company agrees that it will provide Successor Trustee with such information as it may request in order for Successor Trustee to satisfy the requirements of the USA Patriot Act.

4.8This Agreement sets forth the entire agreement of the parties with respect to its subject matter, and supersedes and replaces any and all prior contemporaneous warranties, representations or agreements, whether oral or written, with respect to the subject matter of this Agreement other than those contained in this Agreement.

4.9The Company, Resigning Trustee and Successor Trustee hereby acknowledge receipt of an executed counterpart of this Agreement and the effectiveness thereof.

4.11Unless otherwise provided herein, all notices, requests and other communications to any party hereunder shall be in writing (including facsimile and electronic transmission in PDF format) and shall be given to such party, addressed to it, as set forth below:

If to the Company:

Approach Resources Inc.

6500 West Freeway, Suite 800

Fort Worth, TX 76116

Attention:J. Curtis Henderson

Facsimile: 817-989-9001

Email: chenderson@approachresources.com

If to Resigning Trustee:

Wells Fargo Bank, National Association

750 N St. Paul Place, Suite 1750

Dallas, Texas 75201

Attention: John C. Stohlmann

Facsimile:  214-756-7401

Email: john.stohlmann@wellsfargo.com

If to Successor Trustee:

Wilmington Trust, National Association
15950 N. Dallas Parkway, Suite 550

Dallas, TX 75244
Attn: Approach Resources Inc. Administrator

Email: sgoffinet@wilmingtontrust.net

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

APPROACH RESOURCES INC.

By:/s/ Josh Dazey
Name: Josh Dazey Title: Vice President and General Counsel

Wells Fargo Bank, National Association,
as Resigning Trustee

By:/s/ John C. Stohlmann
Name: John C. Stohlmann Title: Vice President

Wilmington Trust, National Association,
as Successor Trustee

By:/s/ Shawn Goffinet
Name: Shawn Goffinet Title: Assistant Vice President